UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021 (May 13, 2021)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2021, Ryman Hospitality Properties, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 55,049,856 shares of the Company’s common stock outstanding and entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 49,430,752 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

MANAGEMENT PROPOSALS:

1. Election to the Company’s Board of Directors of the following eight director nominees:

	For	Against	Abstain	Broker Non- Votes
Rachna Bhasin	44,738,588	1,189,965	11,317	3,490,882
Alvin Bowles Jr.	45,282,697	646,373	10,800	3,490,882
Christian Brickman	45,837,099	90,201	12,570	3,490,882
Fazal Merchant	45,814,872	111,614	13,384	3,490,882
Patrick Q. Moore	36,483,269	9,445,559	11,042	3,490,882
Christine Pantoya	45,316,657	611,865	11,348	3,490,882
Robert S. Prather, Jr.	45,111,091	817,538	11,241	3,490,882
Colin V. Reed	43,545,169	1,490,871	903,830	3,490,882

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2021 proxy statement (i.e., “say-on-pay”):

For	Against	Abstentions	Broker Non-Votes
41,213,798	4,592,413	133,659	3,490,882

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year:

For	Against	Abstentions
49,168,457	252,909	9,386

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 17, 2021	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Executive Vice President, General Counsel and Secretary